MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1993-2
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on July 15, 1997, and with respect to the performance of the Trust during the month of June is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Series 1993-2  Certificateholders  per
          $1,000 original certificate principal amount.................$4.791667

     (2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original certificate  principal  amount...............................$4.791667

     (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1993-2
          Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
               Date...............................................$98,151,251.31

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          (b)  The aggregate  amount of Principal  Receivables  collected during
               the  Monthly  Period   immediately   preceding  the  Distribution
               Date..............................................$413,835,036.62

          (c) The Floating Allocation Percentage with respect to the Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution Date.................................. 7.830130%

          (d) The Principal Allocation Percentage with respect to the Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution Date.................................. 9.034765%

          (e) The Finance Charge Receivables collected and allocated to the Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution Date.....................$7,685,370.39

          (f) The Principal Receivables collected and allocated to the Series 1993-2 Certificates for the Monthly Period immediately preceding the Distribution Date..............................$37,389,023.73

     (2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Finance  Charge  Receivables  collected  and allocated to the
               Series 1993-2 Certificates..........................$7,685,370.39

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 1993-2
               Certificates...........................................$61,416.55

          (c)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1993-2 Certificates..................................$0.00

          (d)  Principal Funding Account Investment Proceeds.........$445,027.31

          (e)  Reserve Account withdrawals.................................$0.00

          (f)  Available Finance Charge  Collections for Series 1993-2 (total of
               (a),(b),(c),(d) and (e) above)......................$8,191,814.25




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     (3)  Available  Principal  Collections  for Series  1993-2 for the  Monthly
          Period immediately preceding the Distribution Date

          (a)  The Principal  Receivables  collected and allocated to the Series
               1993-2 Certificates................................$37,389,023.73

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1993-2 Certificates..................................$0.00

          (c)  Additional amounts to be treated as Available Principal
               Collections pursuant to the Series Supplement.......$2,999,578.49

          (d)  Available Principal  Collections for Series 1993-2 (total of (a),
               (b) and (c) above).................................$40,388,602.22

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)  31-60 days                                          $ 94,680,266
          (b)  61-90 days                                            55,176,775
          (c)  91 or more days                                       99,153,366
                                                                   ------------
          (d)  Total Delinquencies                                 $249,010,407

     (5)  Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
               Distribution Date..................................$42,469,157.13

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
               Distribution Date...................................$4,160,999.23

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
               Recoveries]........................................$38,308,157.90

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1993-2 Certificates
               (the "Investor Default Amount").....................$2,999,578.49


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     (6)  Investor Charge-Offs

          (a)  The  amount withdrawn, if  any,  under  the  Series
               Enhancement.................................................$0.00

          (b) The excess of the Investor Default Amount over the sum of (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default
               Amount (an "Investor Charge-Off")...........................$0.00

          (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Series 1993-2 Certificateholder's investment)...........$0.000000

          (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for prior Distribution
               Dates.......................................................$0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of
               increasing,   pro  rata,   the  amount  of  each  Series   1993-2
               Certificateholder's investment).........................$0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1993-2 Certificates exceeds the Series 1993-2 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (7)  Investor Monthly Servicing Fee

          The amount of the Series 1993-2  Monthly  Servicing Fee payable to the
          Servicer on the Distribution Date..........................$583,333.33

     (8)  Available Series Enhancement Amount

          (a) The Available Cash Collateral Amount for the Series 1993-2 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date..............................$80,000,000.00



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          (b)  The  percentage of the Available  Cash  Collateral  Amount to the
               Invested Amount of the Series 1993-2 Certificates as of the close of business on the Distribution Date, less the amount of deposit in the Principal Funding Account as of the last day of the immediately preceding monthly period...................... 20.00%

          (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date and the related Transfer Date.............$0.00

     (9)  Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
               Date..............................................$133,333,333.32

          (b) Deposits in the Principal Funding Account commenced on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.............$0.00

     (11) Reserve Account

          (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.......................$5,000,000.00

          (b)  The Required  Reserve  Account Amount is currently  calculated to
               be..................................................$5,000,000.00

          (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)


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C)   Invested Amount

     (1)  The Invested  Amount of the Series 1993-2  Certificates on the date of issuance (the "Initial Invested Amount")...............$500,000,000.00

     (2) The Invested Amount of the Series 1993-2 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date............$500,000,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the
          Certificateholder's Certificate by the Pool Factor........... 1.000000

D)   Receivables Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period..................................................$5,760,023,627

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period....................................................$108,259,894

E)   Annualized Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12)........ 19.66%

     (2) The Net Loss Rate (the Investor Default Amount for the 1993-2 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12)................ 7.20%

     (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1993-2 Certificates for the preceding Monthly
          Period)........................................................ 12.46%




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     (4)  The Base Rate  (Monthly  Interest  plus Monthly  Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly
          Period, multiplied by 12)....................................... 7.15%

     (5)  The Net Spread (the Portfolio Yield minus the Base Rate for the Series
          1993-2 Certificates for the preceding Monthly Period)........... 5.31%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
          Receivables  in the  Trust as of the  last  day of the next  preceding
          Monthly Period)................................................. 9.09%

F)   Series 1993-2 Information for the Last Three Distribution Dates

     1)   Gross Yield

          a) 7/15/97                  19.66%
          b) 6/16/97                  20.19%
          c) 5/15/97                  19.41%

     2)   Net Loss Rate

          a) 7/15/97                   7.20%
          b) 6/16/97                   7.82%
          c) 5/15/97                   8.18%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a) 7/15/97                   5.31%
          b) 6/16/97                   5.10%
          c) 5/15/97                   3.85%

          Three Month Average                4.75%

     4)   Monthly Payment Rate

          a) 7/15/97                   9.09%
          b) 6/16/97                   8.73%
          c) 5/15/97                   8.51%

                                            FIRST DEPOSIT NATIONAL BANK,
                                            Servicer


                                            By:    /s/ Daniel Sanford
                                                  ------------------------------
                                            Name:  Daniel Sanford
                                            Title: Vice President and Controller